EXHIBIT No. 99.1

Financial Statements and Schedules

Chemical Financial Corporation
401 (k) Savings Plan

Years ended December 31, 1999 and
December 31, 1998 with
Report of Independent Auditors

Report of Independent Auditors

Administrative Committee
Chemical Financial Corporation 401 (k) Savings Plan

We have audited the accompanying statements of assets available for plan benefits of the Chemical Financial Corporation 401 (k) Savings Plan as of December 31, 1999 and 1998 and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1999 and 1998, and the changes in its assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 1999 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the financial statements. The fund information in the statements of assets available for plan benefits and the statements of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ Ernst & Young LLP

January 28, 2000

Statement of Assets Available for Plan Benefits, with Fund Information
Chemical Financial Corporation 401 (k) Savings Plan
December 31, 1999

	Fund Information
	Intermediate Bond	Index	Stock and Bond	Middle Capitalization Stock	Value Stock	Growth Stock	Low-Priced Stock	International Stock	Chemical Financial Corporation Stock	Cash and Money Market	Participant Loans	Total
ASSETS:
Investments at fair value:
Chemical Financial Corporation Common Stock									$2,119,347			$2,119,347

Federated Investors Mutual Funds:
Short-Intermediate Government Trust	$208,823											208,823
Max-Cap Fund		$2,537,046										2,537,046
Mid-Cap Fund				$14,782								14,782
Stock Trust					$7,375							7,375
Treasury Obligations Fund									10,772	$303,048		313,820

Fidelity Investments-Mutual Funds:
Puritan Fund			$736,696									736,696
Blue Chip Growth Fund						$70,763						70,763
Low-Priced Stock Fund							$10,356					10,356
Diversified International Fund								$37,350				37,350

Participant Loans											$46,335	46,335

Total Investments	208,823	2,537,046	736,696	14,782	7,375	70,763	10,356	37,350	2,130,119	303,048	46,335	6,102,693

Employee contributions receivable	(34)	(384)	(11)						(12)	(45)		(486)

Cash and accrued income	929								73	1,297		2,299

Assets Available for Plan Benefits	$209,718	$2,536,662	$736,685	$14,782	$7,375	$70,763	$10,356	$37,350	$2,130,180	$304,300	$46,335	$6,104,506

See accompanying notes.

Statement of Assets Available for Plan Benefits, with Fund Information
Chemical Financial Corporation 401 (k) Savings Plan
December 31, 1998

	Fund Information
	Intermediate Bond	Index	Stock and Bond	Chemical Financial Corporation Stock	Cash and Money Market	Participant Loan	Total
ASSETS:
Investments at fair value:
Chemical Financial Corporation Common Stock				$2,040,820			$2,040,820
Federated Investors Mutual Funds:
Short-Intermediate Government Trust	$171,343						171,343
Max-Cap Fund		$1,923,651					1,923,651
Treasury Obligations Fund				1,866	$239,862		241,728
Fidelity Investments- Puritan Fund			$707,512				707,512
Participant loans						$38,169	38,169
Total Investments	171,343	1,923,651	707,512	2,042,686	239,862	38,169	5,123,223

Employee contributions receivable	1,479	13,382	5,097	9,281	1,534		30,773
Cash and accrued income	618			35	964	486	2,103
Assets Available for Plan
Benefits	$173,440	$1,937,033	$712,609	$2,052,002	$242,360	$38,655	$5,156,099
See accompanying notes.

Statement of Changes in Assets Available for Plan Benefits, with Fund Information
Chemical Financial Corporation 401 (k) Savings Plan
Year Ended December 31, 1999

	Fund Information
	Intermediate Bond	Index	Stock and Bond	Mid-Cap Stock	Value Stock	Growth Stock	Low-Priced Stock	International	Chemical Financial Corporation Stock	Cash and Money Market Fund	Participant Loans	Total
Additions:
Interest and dividend income and capital gain distributions	$ 8,635	$ 45,394	$ 57,225	$ 1,159	$ 330		$ 110	$ 717	$ 55,311	$ 12,935	$ 3,083	$ 184,899
Employee
contributions	34,513	363,097	157,435	2,365	2,107	$ 2,093	970	1,258	244,734	44,692		853,264

	43,148	408,491	214,660	3,524	2,437	2,093	1,080	1,975	300,045	57,627	3,083	1,038,183

Deductions:
Participants' accounts distributed upon withdrawal	(3,846)	(83,176)	(83,241)						(42,666)	(67,133)		(280,062)
Net transfers between funds	681	(96,014)	(72,051)	10,824	4,866	57,331	8,763	30,999	(21,442)	71,446	4,597
Net realized and unrealized appreciation in fair value of
investments	(3,705)	370,328	(35,292)	434	72	11,339	513	4,376	(157,759)			190,306

Net increase	36,278	599,629	24,076	14,782	7,375	70,763	10,356	37,350	78,178	61,940	7,680	948,407

Assets available for plan benefits at
beginning of year	173,440	1,937,033	712,609						2,052,002	242,360	38,655	5,156,099

Assets available for plan benefits at
end of year	$209,718	$2,536,662	$736,685	$14,782	$ 7,375	$70,763	$10,356	$ 37,350	$2,130,180	$304,300	$46,335	$6,104,506

Statement of Changes in Assets Available for Plan Benefits, with Fund Information
Chemical Financial Corporation 401 (k) Savings Plan
Year Ended December 31, 1998

	Fund Information
	Intermediate Bond	Index	Stock and Bond	Chemical Financial Corporation Stock	Cash and Money Market	Participant Loan	Total
Additions:
Interest and dividend income and capital gain distributions	$ 7,472	$ 38,287	$ 72,496	$ 44,156	$ 10,722	$ 4,576	$ 177,709
Employee contributions	29,760	318,881	134,072	232,139	29,822		744,674

	37,232	357,168	206,568	276,295	40,544	4,576	922,383

Deductions:
Participants' accounts distributed upon withdrawal	(1,115)	(24,405)	(38,275)	(41,646)	(70,704)	(1,356)	(177,501)
Net transfers between funds	(3,236)	(27,593)	(33,158)	20,054	52,042	(8,109)
Net realized and unrealized appreciation
(depreciation) in fair value of investments	1,781	367,217	23,335	(118,703)			273,630

Net increase (decrease)	34,662	672,387	158,470	136,000	21,882	(4,889)	1,018,512

Assets available for plan benefits at
beginning of year	138,778	1,264,646	554,139	1,916,002	220,478	43,544	4,137,587

Assets available for plan benefits at
end of year	$173,440	$1,937,033	$712,609	$2,052,002	$242,360	$38,655	$5,156,099

See accompanying notes.

Notes to Financial Statements

Chemical Financial Corporation 401 (k) Savings Plan

December 31, 1999

NOTE A - - DESCRIPTION OF THE PLAN

        The Chemical Financial Corporation 401 (k) Savings Plan (the Plan) is a voluntary, defined-contribution plan covering all eligible employees of Chemical Financial Corporation (the Corporation or employer) and subsidiaries.

        The Plan provides for the deferral of salaries, wages and bonuses in accordance with Section 401 (k) of the Internal Revenue Code. Employees of the Corporation or any of its subsidiaries are eligible for participation upon attaining age 21 and completing one year of service. At December 31, 1999 there were 495 participants in the Plan. Participants may be eligible to contribute up to 15% of their annual compensation, up to a maximum of $10,000 in both 1999 and 1998. The employer made no contributions to the Plan during 1999 or 1998.

        Participants may direct their contributions into an intermediate bond fund, a stock index fund, a stock and bond fund, a money market fund, a Chemical Financial Corporation common stock fund and beginning January 1, 1999, a middle capitalization stock fund, a value stock fund, a growth stock fund, a low-priced stock fund and an international stock fund. Participants may select any combination of these funds, and may elect to change the percentage directed to each fund daily. All participant contributions are fully vested. Participant loans are permitted under the Plan. These loans are subject to a strict set of rules established by laws and regulations. As of December 31, 1999 the Plan had thirteen participant loans outstanding at interest rates ranging from 7.33%-11.45%.

        Information about the plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description contained in the Chemical Financial Corporation Employee Handbook and is available along with information regarding investment alternatives from the Plan Administrator and Personnel Departments.

        The Corporation, acting through its Board of Directors, has the right to amend or terminate the Plan at any time.

Notes to Financial Statements (Continued)

Chemical Financial Corporation 401 (k) Savings Plan

December 31, 1999

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

        The financial statements have been prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Investments are stated at aggregate fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price. Mutual funds are stated at the net asset value thereof on the last business day of the Plan year.

        Expenses incurred in connection with the operation of the Plan are borne by the Corporation.

Notes to Financial Statements (Continued)

Chemical Financial Corporation 401 (k) Savings Plan

December 31, 1999

NOTE C - - INVESTMENTS

During the years ended December 31, 1999 and December 31, 1998 the Plan's net appreciation (depreciation) in the fair value of investments (including investments bought, sold, as well as held during the year) is summarized as follows:

	1999	1998

Intermediate Bond Fund	$ (3,705)	$ 1,781
Index Fund	370,328	367,217
Stock and Bond Fund	(35,292)	23,335
Chemical Financial Corporation Common Stock Fund	(157,759)	(118,703)
Middle Capitalization Stock Fund	434	0
Value Stock Fund	72	0
Growth Stock Fund	11,339	0
Low-Priced Stock Fund	513	0
International Stock Fund	4,376	0

	$ 190,306	$ 273,630

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

	December 31
	1999	1998

Federated Investors Mutual Funds:
Max-Cap Fund	$2,537,046	$1,923,651
Treasury Obligations Fund	313,820	241,728
Fidelity Investments-Puritan Fund	736,696	707,512
Chemical Financial Common Stock	2,119,347	2,040,820

Notes to Financial Statements (continued)

Chemical Financial Corporation 401 (k) Savings Plan

December 31, 1999

NOTE D - - TRANSACTIONS WITH PARTIES-IN-INTEREST

The following is a summary of transactions (at cost) with parties-in-interest:

Chemical Financial Corporation Common Stock

Balance at January 1, 1998	$1,234,153

Purchases in 1998	379,041
Sales in 1998	(62,840)
Distributions in 1998	(25,846)
Balance at December 31, 1998	1,524,508

Purchases in 1999	418,904
Sales in 1999	(116,728)
Distributions in 1999	(28,091)
Balance at December 31, 1999	$1,798,593

NOTE E - - INCOME TAX STATUS

        The Plan has received a determination letter from the Internal Revenue Service dated August 23,1994, stating that the Plan is qualified under section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

NOTE F - - YEAR 2000 READINESS DISCLOSURE (unaudited)

        The Corporation experienced no Year 2000 difficulties and, based on its knowledge as of the date of this report, does not expect any unforeseen Year 2000 problems.

Employee ID# 38-2022454
Plan # 002
Item 27a - Schedule of Assets Held for Investment Purposes
Chemical Financial Corporation 401 (k) Savings Plan
December 31, 1999

Identity of Issue, Borrower, Lessor or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	Fair Value

*Chemical Financial Corporation Common Stock	Common Stock - 68,366 shares	$ 2,119,347

Federated Investors Mutual Funds:
Short-Intermediate Government Trust	Intermediate Bond Fund - 20,231 shares	208,823
Max-Cap Fund	Index Fund - 84,639 shares	2,537,046
Mid-Cap Fund	Middle Capitalization Stock Fund - 855 shares	14,782
Stock Trust	Value Fund - 204 shares	7,375
Treasury Obligations Fund	Money Market Fund - 313,764 shares	313,820

Fidelity Investments:
Puritan Fund	Stock and Bond Fund - 38,711	736,696
Diversified International	International Stock Fund - 1,457 shares	37,350
Low-Priced Stock	Low-Priced Stock Fund - 457 shares	10,356
Blue Chip Growth	Growth Stock Fund - 1,177 shares	70,763

Total Mutual Funds		3,937,011

Participant Loans	Thirteen loans at interest rates ranging from 7.33%-11.45% and maturing 2/29/00-9/30/04	46,335

TOTAL INVESTMENTS		$6,102,693

*Indicates party-in-interest to the Plan There were no investment assets reportable as acquired and disposed of during the year.